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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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Name                                                                              Jurisdiction of Incorporation
- ----                                                                              -----------------------------
Aironet Canada Inc.                                                                        Ontario, Canada
Aironet Canada Limited                                                                     Ontario, Canada
Aironet International Limited                                                              United Kingdom
Aironet Wireless Communications, Inc.                                                      Delaware
Itronix Corporation                                                                        Washington
Meta Holding Corporation                                                                   Delaware
N.V. Telxon Belgium S.A.                                                                   Belgium
PenRight! Corporation                                                                      Delaware
PTC Airco, Inc.                                                                            Delaware
Teletransaction, Inc.                                                                      Delaware
Telxon Australia Pty., Ltd.                                                                Australia
Telxon Canada Corporation Ltd.                                                             Ontario, Canada
Telxon Corporation Systems Espana, S.A.                                                    Spain
Telxon Data Systems A.G.                                                                   Switzerland
Telxon France S.A.                                                                         France
Telxon Foreign Sales Corporation                                                           U.S. Virgin Islands
Telxon International Procurement Services, Inc.                                            Delaware
Telxon Italia S.r.l.                                                                       Italy
Telxon Japan Ltd.                                                                          Japan
Telxon Limited                                                                             United Kingdom
Telxon mde GMBH                                                                            Germany
Telxon Products, Inc.                                                                      Delaware
Telxon Trading Co., Inc.                                                                   Delaware
The Retail Technology Group, Inc.                                                          Delaware
Virtual Vision, Inc.                                                                       Delaware

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